UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):  December 11, 2018
WESTERN ALLIANCE BANCORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-32550	88-0365922
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
One E. Washington Street, Suite 1400, Phoenix, Arizona  85004
(Address of principal executive offices)               (Zip Code)
(602) 389-3500
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events

On December 11, 2018, Western Alliance Bancorporation (the “Company”), adopted the Company’s common stock repurchase program (the “Repurchase Program”), pursuant to which the Company is authorized to repurchase up to $250 million of the Company’s shares of common stock.  Concurrent with the adoption of the Repurchase Program, the Company approved a new Rule 10b5-1 repurchase plan (the “Plan”).  Repurchases under the Company’s Plan will be administered through an independent broker. Repurchases are subject to SEC regulations as well as certain price, market volume and timing constraints specified in the Plan.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

WESTERN ALLIANCE BANCORPORATION
(Registrant)

/s/ Dale Gibbons
Dale Gibbons
Executive Vice President and Chief Financial Officer

Date: December 11, 2018